UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                        SCHEDULE 13D


                    Under the Securities Exchange Act of 1934
                         (Amendment No. 3)*

                         Starrett Corporation
                         (Name of Issuer)

                         Common Stock, par value $1.00 share
                         (Title of Class of Securities)

                         855 677 100
                         (CUSIP Number)

                         Henry Benach
                         c/o Starrett Housing Corporation
                         909 Third Avenue,
                         New York, New York  10022
                         (212) 751-3100

        (Name, Address and Telephone Number of Person
     Authorized to Receive Notices and Communications)

                         August 9, 1989
                         (Date of Event which Requires Filing of
                         this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box .

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        SCHEDULE 13D


CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HENRY BENACH ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                  (a)

                                                  (b )X

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          PF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          U.S.

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          541,047

8    SHARED VOTING POWER
          199,000

9    SOLE DISPOSITIVE POWER
          541,047

10   SHARED DISPOSITIVE POWER
          199,000

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          740,047

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*     X
13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          11.3%

14   TYPE OF REPORTING PERSON*
          IN

               *SEE INSTRUCTIONS BEFORE FILLING OUT!
               INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO
               ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND
               THE SIGNATURE ATTESTATION

                         SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HOME ASSOCIATES

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                   (a)

                                   (b)  X

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          PF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          New York

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER

8    SHARED VOTING POWER
          199,000

9    SOLE DISPOSITIVE POWER

10   SHARED DISPOSITIVE POWER
          199,000
11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          199,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          3.0%

14   TYPE OF REPORTING PERSON*
          PN


               *SEE INSTRUCTIONS BEFORE FILLING OUT!
               INCLUDE BOTH SIDES OF THE COVER PAGE,
               RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE
               SCHEDULE AND THE SIGNATURE ATTESTATION


          Henry Benach and Home Associates (collectively, the "Reporting Persons") hereby amend their Statement on Schedule 13D relating to the Common Stock, $1.00 par value per share ("Common Stock"), of Starrett Housing Corporation (the "Company"), as follows:

Item 3.  Source and Amount of Funds or Other Consideration.

          The source of the funds used by Mr. Benach and Home
Associates ("Home") to acquire the shares of Common Stock in the transactions described in this Amendment was personal funds.

Item 4.  Purpose of Transaction.

          The purpose of the acquisitions of Common Stock described herein is investment. The Reporting Persons, however, reserve the right to formulate such plans or proposals and to take such actions in the future as are described in paragraphs
(a) through (j) of Item 4 of this Statement, as initially filed.

Item 5.  Interests in Securities of the Issuer.

          As of January 22, 1990, Henry Benach beneficially owned 740,047 shares of Common Stock (or 11.3% of the Company's outstanding Common Stock), including the shares acquired in the transactions described below. Mr. Benach, as a general partner of Home, shares with the other general partners of Home the power to vote and direct the disposition of the 199,000 shares of Common Stock held by Home and has sole power to vote and dispose of the remainder of the foregoing shares. The foregoing shares exclude 1,050 shares of Common Stock beneficially owned by Shirlee Benach, Mr. Benach's wife, and 21,600 shares beneficially owned by The Henry and Shirlee Benach Foundation (the "Foundation"), of which Mr. Benach and Shirlee Benach are officers and directors. Mr. Benach disclaims beneficial ownership of the shares beneficially owned by Shirlee Benach and the Foundation.

          Since June 10, 1989 (the date 60 days prior to August
9, 1989, the date of the event requiring filing of this Statement), Henry Benach has acquired shares of Common Stock in open market purchases, as follows:


Date of Purchase         Number of Shares         Price Per Share
                         Acquired


1/12/90             1,000                    $   5.75
1/17/90             1,000                        5.50


Since June 10, 1989, Home has acquired shares of Common Stock in open market purchases, as follows:




Date of Purchase         Number of Shares         Price Per Share
                    Acquired

8/8/89              1,800                    $   7.125
8/9/89              1,400                         7.00
8/18/89             1,800                         7.25
8/18/89             1,000                         7.375
10/20/89            6,500                         5.625
10/20/89              500                         5.875
10/20/89            1,000                         6.00
10/23/89            1,000                         6.00
10/30/89            1,000                         6.00
11/3/89             2,000                         6.50
11/3/89               500                         6.625
11/3/89             4,000                         6.75
11/8/89             6,000                         6.875
11/8/89             5,000                         7.00
11/16/89              500                         6.625
11/16/89              500                         6.75
11/30/89            1,500                         6.375
12/6/89             1,000                         6.00
12/7/89             1,600                         6.125
12/8/89             4,000                         6.125
12/8/89             3,000                         6.25
12/8/89               500                         6.375
12/8/89             1,000                         6.50
12/13/89            5,000                         6.375
12/18/89              500                         6.00
12/18/89              500                         6.125
12/18/89              500                         6.25
12/21/89            7,400                         5.25
12/27/89            2,500                         5.25
12/28/89            20,000                        5.00








                         SIGNATURES


After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this amendment is true, complete and correct.


Dated:   January 25, 1990


                              /s/Henry Benach
                              Henry Benach


                              HOME ASSOCIATES


                              By:/s/Henry Benach
                                    Henry Benach
                                    a General Partner